Exhibit 99.1

Loop Media Discloses Communication from NYSE American

April 23, 2024 – Loop Media, Inc. ("Loop Media", the “Company”) (NYSE American: LPTV), a leading multichannel streaming CTV platform that provides curated music videos, sports, news, premium entertainment channels and digital signage for businesses, today announced that on April 23, 2024, it received a letter (the “Notice”) from the NYSE American LLC (“NYSE American”) advising the Company is not in compliance with the NYSE American continued listing standards set forth in Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide given the reported stockholders’ deficit as of December 31, 2023, and losses from continuing operations and/or net losses in its five most recent fiscal years ended September 30, 2023. The Notice also advised that the Company is not currently eligible for any exemption set forth in Section 1003(a) of the NYSE American Company Guide.

The Notice has no immediate impact on the listing of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”), which will continue to be listed and traded on the NYSE American during the period mentioned below, subject to the Company’s compliance with the other listing requirements of the NYSE American. The Common Stock will continue to trade under the symbol “LPTV,” but will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance.” The Notice does not affect the Company's ongoing business operations or its reporting requirements with the Securities and Exchange Commission (“SEC”).

The Company is required to submit a plan of compliance by May 23, 2024, addressing how the Company intends to regain compliance with Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide by October 23, 2025.

Section 1003(a)(i) of the NYSE American Company Guide requires a listed company’s stockholders’ equity be at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. Section 1003(a)(ii) of the NYSE American Company Guide requires a listed company’s stockholders’ equity be at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. Section 1003(a)(iii) of the NYSE American Company Guide requires a listed company’s stockholders’ equity be at least $6.0 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years.

The Company is committed to considering available options to regain compliance with the NYSE American’s stockholders’ equity requirements. There can be no assurance that the Company will be able to achieve compliance with the NYSE American’s continued listing standards within the required time frame.

Additional details regarding the Notice from the NYSE American are included in, and the description above is qualified in its entirety by, Loop Media’s Current Report on Form 8-K filed with the SEC on April 23, 2024, which will be made available under “Investors” – “SEC Filings” at www.loop.tv.

About Loop Media, Inc.

Loop Media, Inc. ("Loop®") (NYSE American: LPTV) is a leading connected television (CTV) / streaming / digital out-of-home TV and digital signage platform optimized for businesses, providing music videos, news, sports, and entertainment channels through its Loop® TV service. Loop Media is the leading company in the U.S. licensed to stream music videos to businesses through its proprietary Loop® Player.

Loop® TV’s digital video content is streamed to millions of viewers in CTV / streaming / digital out of home locations including bars/restaurants, office buildings, retail businesses, college campuses, airports, among many other venues in the United States, Canada, Australia, and New Zealand.

Loop® TV is fueled by one of the largest and most important premium short-form entertainment libraries that includes music videos, movie trailers, branded content, and live performances. Loop Media’s non-music channels cover a wide variety of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos, and more. Loop Media’s streaming services generate revenue from programmatic and direct advertising, and subscriptions.

To learn more about Loop Media products and applications, please visit us online at Loop.tv.

Follow us on social:

Instagram: @loopforbusiness

X (Twitter): @loopforbusiness

LinkedIn: https://www.linkedin.com/company/loopforbusiness/

Safe Harbor Statement and Disclaimer

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the Company’s intention to regain compliance with the listing requirements of the NYSE American (including submission of the Plan of compliance) and its ability to do so, cost- cutting measures, exploration of strategic alternatives and financing opportunities, expected performance, ability to compete in the highly competitive markets in which it operates, ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, and the impact of strategic transactions. Forward-looking statements give our current expectations, opinions, beliefs or forecasts of future events and performance. A statement identified by the use of forward-looking words including "will," "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media's Securities and Exchange Commission filings are available at www.sec.gov.

Loop Media Investor Contact

ir@loop.tv

Loop Media Press Contact
Jon Lindsay Phillips

loop@phillcomm.global